Exhibit 99.1

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

Fourth Quarter Highlights:

•	Diversified, annuity-based operating platform with a multifamily focus that generates strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.71 and distributable earnings of $0.57 per diluted common share[1]
•	Raised cash dividend on common stock to $0.37 per share, our seventh consecutive quarterly increase
•	Successfully raised $533 million of accretive capital to fund the significant growth of our structured portfolio

Structured Business:

•	Record loan originations of $4.32 billion, a 75% increase over last quarter and our third consecutive quarter of record originations
•	Structured loan portfolio of over $12 billion on substantial growth of 33%
•	Closed a $2.10 billion collateralized securitization vehicle, our largest to date

Agency Business:

•	Loan originations of $1.89 billion and a servicing portfolio of $27 billion
•	Closed our 3rd private label securitization totaling $535 million

Full Year Highlights:

•	GAAP net income of $2.28 per diluted common share; distributable earnings of $2.01 per diluted common share[1], representing a 15% increase over last year
•	Raised annual dividend run rate to $1.48 per share, a 12% increase from a year ago, and our 10th straight year of dividend growth
•	Leading shareholder return in the commercial mortgage REIT space of 39%
•	Generated industry leading ROE of over 19%
•	Record originations of $16.13 billion, a 76% increase over last year
•	Structured portfolio growth of 122% from record loan originations of $9.72 billion
•	Agency servicing portfolio growth of 9.5% from loan originations of $6.41 billion

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 2

•	Raised $1.63 billion of accretive growth capital through several equity and debt offerings
•	Continued success from our industry leading securitization platform closing six new securitizations (4 CLOs, 2 private label) totaling $6.20 billion

Recent Developments:

•	Closed two securitizations totaling $2.54 billion and raised $75 million of preferred stock

Uniondale, NY, February 18, 2022 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the fourth quarter and year ended December 31, 2021. Arbor reported net income for the quarter of $106.0 million, or $0.71 per diluted common share, compared to net income of $96.6 million, or $0.80 per diluted common share for the quarter ended December 31, 2020. Net income for the year was $317.4 million, or $2.28 per diluted common share, compared to $163.4 million, or $1.41 per diluted common share for the year ended December 31, 2020. Distributable earnings for the quarter was $94.2 million, or $0.57 per diluted common share, compared to $67.4 million, or $0.49 per diluted common share for the quarter ended December 31, 2020. Distributable earnings for the year was $313.7 million, or $2.01 per diluted common share, compared to $234.9 million, or $1.75 per diluted common share for the year ended December 31, 2020.1

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended		Year Ended
	December 31, 2021	September 30, 2021	December 31, 2021	December 31, 2020
Fannie Mae	$968,105	$719,730	$3,389,312	$5,041,925
Freddie Mac	437,847	307,664	1,016,142	960,508
Private Label	282,038	625,176	1,436,853	382,191
FHA	148,647	84,430	430,320	327,345
SFR-Fixed Rate	57,709	67,227	136,931	-
Total Originations	$1,894,346	$1,804,227	$6,409,558	$6,711,969

Total Loan Sales	$2,084,211	$1,006,958	$6,415,169	$6,587,728

Total Loan Commitments	$1,836,799	$1,856,474	$6,347,752	$6,810,666

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 3

For the quarter ended December 31, 2021, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $107.1 million, compared to $79.7 million for the third quarter of 2021. Gain on sales, including fee-based services, net was $36.9 million for the quarter, reflecting a margin of 1.77%, compared to $16.3 million and 1.62% for the third quarter of 2021. Income from mortgage servicing rights was $34.5 million for the quarter, reflecting a rate of 1.88% as a percentage of loan commitments, compared to $32.5 million and 1.75% for the third quarter of 2021.

At December 31, 2021, loans held-for-sale was $1.09 billion which was primarily comprised of unpaid principal balances totaling $1.08 billion, with financing associated with these loans totaling $956.3 million.

The Company closed its third private label securitization totaling $535.0 million. The Company originated and sold multifamily mortgage loans to the securitization and is the primary servicer. The Company retained subordinate certificate interests in the securitization of $47.5 million, in satisfaction of credit risk retention requirements.

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $26.96 billion at December 31, 2021 and excludes $507.9 million of private label loans originated that were not yet securitized. Servicing revenue, net was $23.9 million for the quarter and consisted of servicing revenue of $38.8 million, net of amortization of mortgage servicing rights totaling $14.9 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of December 31, 2021			As of September 30, 2021
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (years)
Fannie Mae	$19,127,397	0.535%	8.0	$19,271,527	0.532%	8.4
Freddie Mac	4,943,905	0.271%	9.3	4,726,587	0.281%	9.8
Private Label	1,711,326	0.200%	8.3	1,176,391	0.200%	8.8
FHA	985,063	0.154%	21.0	933,519	0.156%	21.4
SFR-Fixed Rate	191,698	0.200%	6.5	104,094	0.200%	5.7
Total	$26,959,389	0.449%	8.8	$26,212,118	0.457%	9.1

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.4 million for the fair value of the guarantee obligation undertaken at December 31, 2021. The Company recorded a $5.1 million reversal of provision for loss sharing associated with CECL for the fourth quarter of 2021. At December 31, 2021, the Company’s total CECL allowance for loss-sharing obligations was $21.7 million, representing 0.11% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 4

Structured Business

Portfolio and Investment Activity

Quarter ended December 31, 2021:

•	Substantial growth in the portfolio of $2.99 billion, or 32.6%
•	Originated 156 loans totaling $4.32 billion, consisted primarily of multifamily bridge loans totaling $4.13 billion
•	Payoffs and pay downs on 60 loans totaling $1.05 billion
•	Committed to fund $321.2 million single-family rental loans

Year ended December 31, 2021:

•	Record portfolio growth of $6.68 billion, or 122.1%
•	Originated 422 loans totaling $9.72 billion, consisted primarily of multifamily bridge loans totaling $9.10 billion
•	Payoffs and pay downs totaling $2.52 billion
•	Committed to fund $729.5 million single-family rental loans
•	$34.6 million of income generated by our residential mortgage banking joint venture

At December 31, 2021, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $12.16 billion, with a weighted average current interest pay rate of 4.26%, compared to $9.17 billion and 4.56% at September 30, 2021. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 4.62% at December 31, 2021, compared to 4.97% at September 30, 2021.

The average balance of the Company’s loan and investment portfolio during the fourth quarter of 2021, excluding loan loss reserves, was $10.46 billion with a weighted average yield of 5.03%, compared to $8.18 billion and 5.55% for the third quarter of 2021. The decrease in average yield was primarily due to lower rates on originations when compared to runoff.

During the fourth quarter of 2021, the Company recorded a $10.3 million reversal of provision for loan losses associated with CECL on the Company’s loan and investment portfolio. At December 31, 2021, the Company’s total allowance for loan losses was $113.2 million. The Company had three non-performing loans with a carrying value of $22.7 million, before related loan loss reserves of $2.6 million, compared to six loans with a carrying value of $55.6 million, before related loan loss reserves of $2.6 million as of September 30, 2021.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 5

Financing Activity

The Company completed its largest collateralized securitization vehicle to date totaling $2.10 billion of real estate related assets and cash. Investment grade-rated notes totaling $1.71 billion were issued, and the Company retained subordinate interests in the issuing vehicle of $385.9 million. The facility has a two-and-a-half-year asset replenishment period and an initial weighted average interest rate of 1.68% over LIBOR, excluding fees and transaction costs.

The Company completed the unwind of a previously issued CLO, redeeming $533.0 million of outstanding notes, which were repaid primarily from the refinancing of the remaining assets primarily within the $2.10 billion CLO described above, as well as with cash held by this CLO, and expensed $2.0 million of deferred financing fees into loss on extinguishment of debt on the consolidated statements of income.

The balance of debt that finances the Company’s loan and investment portfolio at December 31, 2021 was $11.17 billion with a weighted average interest rate including fees of 2.61% as compared to $8.58 billion and a rate of 2.64% at September 30, 2021. The average balance of debt that finances the Company’s loan and investment portfolio for the fourth quarter of 2021 was $9.38 billion, as compared to $7.31 billion for the third quarter of 2021. The average cost of borrowings for the fourth quarter of 2021 was 2.65%, compared to 2.76% for the third quarter of 2021.

Capital Markets

The Company raised a substantial amount of accretive capital to fund its significant growth primarily through the following transactions:

•	A public offering of 8.05 million shares of 6.25% Series F fixed-to-floating cumulative redeemable preferred stock, including the underwriters’ exercise of their over-allotment option, generating net proceeds of $194.8 million

•	Issuance of $180.0 million of 5.00% senior unsecured notes due in 2028 in a private placement, generating net proceeds of $177.2 million

•	Issuance of 7.91 million shares of common stock in a public offering receiving net proceeds of $153.9 million

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.37 per share of common stock for the quarter ended December 31, 2021, the Company’s seventh consecutive quarterly increase, representing a 23% increase over that time span. The dividend is payable on March 18, 2022 to common stockholders of record on March 4, 2022. The ex-dividend date is March 3, 2022.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 6

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 518-6930 for domestic callers and (203) 518-9797 for international callers. Please use participant passcode ABRQ421 when prompted by the operator.

A telephonic replay of the call will be available until February 25, 2022. The replay dial-in numbers are (800) 753-9146 for domestic callers and (402) 220-2705 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 7

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Contact:	Arbor Realty Trust, Inc.
Paul Elenio, Chief Financial Officer
516-506-4422
pelenio@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)
Interest income	$144,315	$86,157	$466,087	$339,465
Interest expense	67,883	40,044	212,005	169,216
Net interest income	76,432	46,113	254,082	170,249

Other revenue:
Gain on sales, including fee-based services, net	36,935	34,041	123,037	94,607
Mortgage servicing rights	34,542	68,809	130,230	165,517
Servicing revenue, net	23,875	14,229	74,814	54,385
Property operating income	185	-	185	3,976
Gain (loss) on derivative instruments, net	4,636	518	(2,684)	(58,335)
Other income, net	3,425	706	7,566	4,109
Total other revenue	103,598	118,303	333,148	264,259

Other expenses:
Employee compensation and benefits	43,149	42,728	171,796	144,380
Selling and administrative	11,868	8,334	45,575	37,348
Property operating expenses	297	120	718	4,898
Depreciation and amortization	1,865	1,810	7,215	7,640
Provision for loss sharing (net of recoveries)	(5,096)	(6,884)	(6,167)	14,822
Provision for credit losses (net of recoveries)	(8,424)	1,600	(21,113)	61,110
Total other expenses	43,659	47,708	198,024	270,198

Income before extinguishment of debt, gain (loss) on real estate, income from equity affiliates, and income taxes	136,371	116,708	389,206	164,310
Loss on extinguishment of debt	(2,004)	-	(3,374)	(3,546)
Gain (loss) on real estate	2,466	1,493	3,693	(375)
Income from equity affiliates	2,472	19,402	34,567	76,161
Provision for income taxes	(12,929)	(24,901)	(46,285)	(40,393)

Net income	126,376	112,702	377,807	196,157

Preferred stock dividends	8,672	1,888	21,888	7,554
Net income attributable to noncontrolling interest	11,701	14,197	38,507	25,208
Net income attributable to common stockholders	$106,003	$96,617	$317,412	$163,395

Basic earnings per common share	$0.72	$0.81	$2.30	$1.44
Diluted earnings per common share	$0.71	$0.80	$2.28	$1.41

Weighted average shares outstanding:
Basic	147,899,133	119,875,315	137,830,691	113,811,471
Diluted	166,104,325	138,630,532	156,089,595	133,969,296

Dividends declared per common share	$0.36	$0.32	$1.38	$1.23

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	December 31,	December 31,
	2021	2020
Assets:
Cash and cash equivalents	$404,580	$339,528
Restricted cash	486,690	197,470
Loans and investments, net (allowance for credit losses of $113,241 and $148,329)	11,981,048	5,285,868
Loans held-for-sale, net	1,093,609	986,919
Capitalized mortgage servicing rights, net	422,734	379,974
Securities held-to-maturity, net (allowance for credit losses of $1,753 and $1,644)	140,484	95,524
Investments in equity affiliates	89,676	74,274
Due from related party	84,318	12,449
Goodwill and other intangible assets	100,760	105,451
Other assets	269,946	183,529
Total assets	$15,073,845	$7,660,986

Liabilities and Equity:
Credit and repurchase facilities	$4,481,579	$2,234,883
Collateralized loan obligations	5,892,810	2,517,309
Senior unsecured notes	1,280,545	662,843
Convertible senior unsecured notes, net	259,385	267,973
Junior subordinated notes to subsidiary trust issuing preferred securities	142,382	141,656
Due to related party	26,570	2,365
Due to borrowers	96,641	89,325
Allowance for loss-sharing obligations	56,064	64,303
Other liabilities	287,885	197,644
Total liabilities	12,523,861	6,178,301

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	556,163	89,472
Special voting preferred shares, 16,325,095 and 17,560,633 shares
8.25% Series A, 0 and 1,551,500 shares
7.75% Series B, 0 and 1,260,000 shares
8.50% Series C, 0 and 900,000 shares
6.375% Series D, 9,200,000 and 0 shares
6.25% Series E, 5,750,000 and 0 shares
6.25% Series F, 8,050,000 and 0 shares
Common stock, $0.01 par value: 500,000,000 shares authorized, 151,362,181 and 123,181,173 shares issued and outstanding	1,514	1,232
Additional paid-in capital	1,797,913	1,317,109
Retained earnings (accumulated deficit)	62,532	(63,442)
Total Arbor Realty Trust, Inc. stockholders’ equity	2,418,122	1,344,371

Noncontrolling interest	131,862	138,314
Total equity	2,549,984	1,482,685

Total liabilities and equity	$15,073,845	$7,660,986

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 10

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended December 31, 2021
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$132,622	$11,693	$-	$144,315
Interest expense	62,640	5,243	-	67,883
Net interest income	69,982	6,450	-	76,432

Other revenue:
Gain on sales, including fee-based services, net	-	36,935	-	36,935
Mortgage servicing rights	-	34,542	-	34,542
Servicing revenue	-	38,747	-	38,747
Amortization of MSRs	-	(14,872)	-	(14,872)
Property operating income	185	-	-	185
Gain on derivative instruments, net	-	4,636	-	4,636
Other income, net	3,385	40	-	3,425
Total other revenue	3,570	100,028	-	103,598

Other expenses:
Employee compensation and benefits	13,659	29,490	-	43,149
Selling and administrative	5,586	6,282	-	11,868
Property operating expenses	297	-	-	297
Depreciation and amortization	692	1,173	-	1,865
Provision for loss sharing (net of recoveries)	-	(5,096)	-	(5,096)
Provision for credit losses (net of recoveries)	(8,416)	(8)	-	(8,424)
Total other expenses	11,818	31,841	-	43,659

Income before extinguishment of debt, gain on real estate, income from equity affiliates, and income taxes	61,734	74,637	-	136,371

Loss on extinguishment of debt	(2,004)	-	-	(2,004)
Gain on real estate	2,466	-	-	2,466
Income from equity affiliates	2,472	-	-	2,472
Benefit from (provision for) income taxes	348	(13,277)	-	(12,929)

Net income	65,016	61,360	-	126,376

Preferred stock dividends	8,672	-	-	8,672
Net income attributable to noncontrolling interest	-	-	11,701	11,701
Net income attributable to common stockholders	$56,344	$61,360	$(11,701)	$106,003

(1) Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 11

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	December 31, 2021
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$142,771	$261,809	$404,580
Restricted cash	468,013	18,677	486,690
Loans and investments, net	11,981,048	-	11,981,048
Loans held-for-sale, net	-	1,093,609	1,093,609
Capitalized mortgage servicing rights, net	-	422,734	422,734
Securities held-to-maturity, net	-	140,484	140,484
Investments in equity affiliates	89,676	-	89,676
Goodwill and other intangible assets	12,500	88,260	100,760
Other assets	285,600	68,664	354,264
Total assets	$12,979,608	$2,094,237	$15,073,845

Liabilities:
Debt obligations	$11,100,429	$956,272	$12,056,701
Allowance for loss-sharing obligations	-	56,064	56,064
Other liabilities	278,726	132,370	411,096
Total liabilities	$11,379,155	$1,144,706	$12,523,861

Arbor Realty Trust Reports Fourth Quarter and Full Year 2021 Results and Increases Dividend for Seventh Consecutive Quarter to $0.37 per Share

February 18, 2022	Page 12

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

 ($ in thousands—except share and per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to common stockholders	$106,003	$96,617	$317,412	$163,395
Adjustments:
Net income attributable to noncontrolling interest	11,701	14,197	38,507	25,208
Income from mortgage servicing rights	(34,542)	(68,809)	(130,230)	(165,517)
Deferred tax provision	201	9,898	10,892	4,726
Amortization and write-offs of MSRs	29,268	17,241	91,356	65,979
Depreciation and amortization	2,763	2,755	10,900	11,486
Loss on extinguishment of debt	2,004	-	3,374	3,546
Provision for credit losses, net	(21,646)	(5,742)	(39,856)	73,402
(Gain) loss on derivative instruments, net	(1,053)	(518)	432	43,596
Gain on real estate from settlement of loan	(2,466)	-	(2,466)	-
Stock-based compensation	1,943	1,761	9,929	9,046
Loss on redemption of preferred stock	-	-	3,479	-

Distributable earnings (1)	$94,176	$67,400	$313,729	$234,867

Diluted distributable earnings per share (1)	$0.57	$0.49	$2.01	$1.75

Diluted weighted average shares outstanding (1)	166,104,325	138,630,532	156,089,595	133,969,296

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below), amortization of the convertible senior notes conversion option and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable. Loans are deemed nonrecoverable upon the earlier of: (i) when the loan receivable is settled (i.e. when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (ii) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.